PRUDENTIAL JENNISON NATURAL RESOURCES FUND, INC.

ARTICLES OF AMENDMENT

Prudential Jennison Natural Resources Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the names of the following classes of common stock, $0.01 par value per share, of the Corporation, as set forth below:

Current Name		New Name
Class A Common Stock	-	PGIM Jennison Natural Resources Fund Class A
Common Stock
Class B Common Stock	-	PGIM Jennison Natural Resources Fund Class B
Common Stock
Class C Common Stock	-	PGIM Jennison Natural Resources Fund Class C
Common Stock
Class Q Common Stock	-	PGIM Jennison Natural Resources Fund Class R6
Common Stock
Class R Common Stock	-	PGIM Jennison Natural Resources Fund Class R
Common Stock
Class Z Common Stock	-	PGIM Jennison Natural Resources Fund Class Z
Common Stock
Class T Common Stock	-	PGIM Jennison Natural Resources Fund Class T
Common Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on

June 11, 2018.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 14th day of May ,2018.

ATTEST:	PRUDENTIAL JENNISON NATURAL
RESOURCES FUND, INC.

/s/ Claudia Di Giacomo Name: Claudia DiGiacomo Title: Assistant Secretary

By: /s/ Scott E. Benjamin (SEAL) Name: Scott E. Benjamin Title: Vice President

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